FOR IMMEDIATE RELEASE
DATE: April 26, 2017

HERITAGE FINANCIAL ANNOUNCES FIRST QUARTER 2017 RESULTS AND DECLARES REGULAR CASH DIVIDEND

•	Diluted earnings per common share were $0.31 for the quarter ended March 31, 2017 compared to $0.30 for the quarter ended March 31, 2016 and $0.33 for the linked-quarter ended December 31, 2016.

•	Heritage declared a regular cash dividend of $0.13 per common share on April 25, 2017, an increase of 8.3% from $0.12 for the cash dividend paid in the quarter ended March 31, 2017.

•	Return on average assets was 0.97%, return on average equity was 7.78% and return on average tangible common equity was 10.51% for the quarter ended March 31, 2017.

•	Net interest margin, excluding incremental accretion on purchased loans, increased to 3.75% for the quarter ended March 31, 2017 from 3.68% for the linked-quarter ended December 31, 2016.

Olympia, WA - Heritage Financial Corporation (NASDAQ GS: HFWA) (the “Company” or “Heritage”) today reported that the Company had net income of $9.3 million for the quarter ended March 31, 2017 compared to net income of $9.1 million for the quarter ended March 31, 2016 and $9.9 million for the linked-quarter ended December 31, 2016. Diluted earnings per common share for the quarter ended March 31, 2017 was $0.31 compared to $0.30 for the quarter ended March 31, 2016 and $0.33 for the linked-quarter ended December 31, 2016.
Brian L. Vance, President and CEO, commented, "We are pleased with our overall financial performance for the first quarter of 2017. Our loan growth for the first quarter was modest; however, the first quarter growth historically tends to be softer due to cyclical patterns. It is important to note that as of March 31, 2017 our year over year loan growth was 8.3%. Additionally, we are encouraged with a building pipeline that will help support our loan growth for 2017.
We are pleased to announce an increase to our regular quarterly dividend to $0.13 from $0.12 in prior quarters. This represents the 4th consecutive year of annual increases to our regular dividend.”

Balance Sheet
The Company’s total assets increased $6.6 million, or 0.2%, to $3.89 billion at March 31, 2017 from $3.88 billion at December 31, 2016.
Loans receivable, net of allowance for loan losses, increased $22.4 million, or 0.9%, to $2.63 billion at March 31, 2017 from $2.61 billion at December 31, 2016. The growth in loans receivable was due primarily to increases in real estate construction and land development loans of $18.7 million and in owner occupied commercial real estate loans of $11.3 million, offset partially by decreases in non-owner occupied commercial real estate loans of $6.7 million during the quarter ended March 31, 2017.
Investment securities available for sale decreased $11.6 million, or 1.5%, to $783.0 million at March 31, 2017 from $794.6 million at December 31, 2016. The decrease was due primarily to maturities, calls, and payments of investment securities of $20.1 million offset partially by purchases of investment securities of $7.9 million and net unrealized gains on investment securities of $2.3 million as a result of increases in market values during the quarter ended March 31, 2017. There were no sales of investment securities during the quarter ended March 31, 2017.

Total deposits increased $13.8 million, or 0.4%, to $3.24 billion at March 31, 2017 from $3.23 billion at December 31, 2016. Non-maturity deposits as a percentage of total deposits increased to 89.4% at March 31, 2017 from 88.9% at December 31, 2016. The increase in this ratio was due primarily to an increase in non-maturity deposits of $27.1 million, or 0.9%, to $2.90 billion at March 31, 2017 from $2.87 billion at December 31, 2016. The increase in non-maturity deposits was primarily due to an increase in NOW accounts of $25.9 million, or 2.7%, to $989.7 million at March 31, 2017 from $963.8 million at December 31, 2016. The increase in the ratio of non-maturity deposits as a percentage of total deposits was also a result of a decrease in certificates of deposit of $13.3 million, or 3.7%, to $344.1 million at March 31, 2017 from $357.4 million at December 31, 2016.
Federal Home Loan Bank advances decreased $12.9 million, or 16.1%, to $66.8 million at March 31, 2017 compared to $79.6 million at December 31, 2016.
Total stockholders’ equity increased $7.4 million, or 1.5%, to $489.2 million at March 31, 2017 from $481.8 million at December 31, 2016. The increase was primarily due to net income of $9.3 million and a $1.5 million decrease in accumulated other comprehensive loss offset partially by cash dividends declared of $3.6 million. The Company and Heritage Bank continue to maintain capital levels significantly in excess of the applicable regulatory requirements for them to be categorized as “well-capitalized”. The Company had common equity Tier 1 risk-based, Tier 1 leverage, Tier 1 risk-based and total risk-based capital ratios of 11.6%, 10.3%, 12.2%, and 13.2%, respectively at March 31, 2017, compared to 11.4%, 10.3%, 12.0%, and 13.0%, respectively, at December 31, 2016, and 11.9%, 10.5%, 12.6% and 13.6%, respectively, at March 31, 2016.

Credit Quality
The allowance for loan losses increased $511,000, or 1.6%, to $31.6 million for the quarter ended March 31, 2017 from $31.1 million for the linked-quarter ended December 31, 2016. The increase was due to a provision for loan losses of $867,000 during the quarter ended March 31, 2017 partially offset by net charge-offs of $356,000 recognized during the same period.
Nonperforming loans to loans receivable, net, remained constant at 0.41% at both March 31, 2017 and December 31, 2016 and decreased from 0.50% at March 31, 2016. Nonaccrual loans decreased $32,000, or 0.3%, to $10.9 million ($1.7 million guaranteed by government agencies) at March 31, 2017 from $10.9 million ($2.8 million guaranteed by government agencies) at December 31, 2016. The decrease from the linked-quarter was due primarily to net principal reductions of $1.9 million and charge-offs of $157,000, offset partially by new additions to nonaccrual loans of $2.0 million.
The allowance for loan losses to nonperforming loans was 290.47% at March 31, 2017 compared to 284.93% at December 31, 2016 and 240.14% at March 31, 2016.
Potential problem loans were $82.8 million at March 31, 2017 compared to $87.8 million at December 31, 2016 and $94.8 million at March 31, 2016. The $4.9 million, or 5.6%, decrease from the linked-quarter was primarily due to loans transferred to held for sale status of $5.8 million, net loan payments of $4.4 million, loans transferred to impaired status of $2.8 million, loan grade improvements of $824,000 and charge-offs of $355,000, offset partially by additions of loans graded as potential problem loans of $9.3 million during the quarter ended March 31, 2017.
The allowance for loan losses to loans receivable, net was 1.19% at March 31, 2017 compared to 1.18% at December 31, 2016 and 1.21% at March 31, 2016. The Company believes that its allowance for loan losses is appropriate to provide for probable incurred credit losses based on an evaluation of known and inherent risks in the loan portfolio at March 31, 2017. Included in the carrying value of loans are net discounts on loans purchased in mergers and acquisitions which may reduce the need for an allowance for loan losses on these loans because they are carried at an amount below the outstanding principal balance. The remaining net discounts on these purchased loans was $12.6 million at March 31, 2017 compared to $13.5 million at December 31, 2016 and $18.6 million at March 31, 2016.
Net charge-offs were $356,000 for the quarter ended March 31, 2017 compared to $1.2 million for the same quarter in 2016 and $305,000 for the linked-quarter ended December 31, 2016. The net charge-offs for the quarter ended March 31, 2017 were due primarily to small charge-off balances on a large volume of consumer loans in addition to a full charge-off of $241,000 on a commercial and industrial loan that became delinquent during the quarter offset partially by a $149,000 recovery on a commercial and industrial loan charged-off in 2016.
Nonperforming assets remained constant at $11.7 million, or 0.30% of total assets, at both March 31, 2017 and December 31, 2016 ($1.7 million and $2.8 million guaranteed by government agencies, respectively) reflecting a slight increase in other real estate owned, offset by a slight decrease in nonperforming loans discussed above. The Bank had $786,000 of other real estate owned at March 31, 2017 compared to $754,000 of other real estate owned at

December 31, 2016 as a result of the addition of one property in the amount of $32,000 during the quarter ended March 31, 2017.

Operating Results
Net interest income increased $386,000, or 1.2%, to $33.1 million for the quarter ended March 31, 2017 compared to $32.8 million for the same period in 2016 and increased $91,000, or 0.3%, from $33.1 million for the linked-quarter ended December 31, 2016. The increase in net interest income from the same period in 2016 was primarily due to an increase in average interest earning assets, partially offset by a decrease in the yield on average interest earning assets. The increase in net interest income from the linked-quarter ended December 31, 2016 was due to an increase in average interest earning assets and an increase in the yield on average interest earning assets, partially offset by two fewer days in the quarter ended March 31, 2017 compared to the quarter ended December 31, 2016 and an increase in the cost of interest bearing liabilities.
Heritage’s net interest margin for the quarter ended March 31, 2017 decreased 15 basis points to 3.89% from 4.04% for the same period in 2016 and increased 4 basis points from 3.85% for the linked-quarter ended December 31, 2016. The decrease in net interest margin from the quarter ended March 31, 2016 was due primarily to a decrease on loan yields, excluding incremental accretion on purchased loans, and a decrease in incremental accretion on purchased loans of $609,000, or 34.2%, to $1.2 million for the quarter ended March 31, 2017 compared to $1.8 million for the same period in 2016. The increase in net interest margin from the quarter ended December 31, 2016 was due to an increase in loan yields, excluding incremental accretion on purchased loans, partially offset by a decrease in incremental accretion on purchased loans of $316,000, or 21.3%, to $1.2 million for the quarter ended March 31, 2017 compared to $1.5 million for the quarter ended December 31, 2016 and an increase in the cost of interest bearing liabilities. The impact on net interest margin from incremental accretion on purchased loans is included in the table below. The incremental accretion is highly dependent on purchased loan prepayments during the period.
The following table presents the net interest margin, loan yield and the effect of the incremental accretion on purchased loans on these ratios for the periods presented below:

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
	(Dollars in thousands)
Net interest margin, excluding incremental accretion on purchased loans (1)	3.75%	3.68%	3.82%
Impact on net interest margin from incremental accretion on purchased loans (1)	0.14%	0.17%	0.22%
Net interest margin	3.89%	3.85%	4.04%

Loan yield, excluding incremental accretion on purchased loans (1)	4.52%	4.49%	4.77%
Impact on loan yield from incremental accretion on purchased loans (1)	0.18%	0.23%	0.30%
Loan yield	4.70%	4.72%	5.07%

Incremental accretion on purchased loans (1)	$1,170	$1,486	$1,779

(1)
As of the dates of the completion of each of the merger and acquisition transactions, purchased loans were recorded at their estimated fair value, including our estimate of future expected cash flows until the ultimate resolution of these credits. The difference between the contractual loan balance and the fair value represents the purchased discount. The purchased discount is accreted into income over the estimated remaining life of the loan or pool of loans, based upon results of the quarterly cash flow re-estimation. The incremental accretion income represents the amount of income recorded on the purchased loans in excess of the contractual stated interest rate in the individual loan notes.

The net interest margin, excluding incremental accretion on purchased loans, decreased seven basis points to 3.75% for the quarter ended March 31, 2017 compared to 3.82% for the same period in 2016 and increased seven basis points from 3.68% for the linked-quarter ended December 31, 2016. The net interest margin, excluding incremental accretion on purchased loans, has been impacted by a declining trend in contractual loan note rates compared to the quarter ended March 31, 2016 and an increase in contractual loan note rates compared to the quarter ended December 31, 2016. Yields on loans, excluding incremental accretion on purchased loans, were 4.52% for the quarter ended March 31, 2017 compared to 4.77% for the same period in 2016 and 4.49% for the linked-quarter ended December 31, 2016.

Also impacting net interest margin, excluding incremental accretion on purchased loans, are increases in the yields on investment securities from the 2016 periods as well as increases in the percentage of average loans receivable to total average interest earning assets. The yield on the aggregate investment portfolio increased to 2.22% for the quarter ended March 31, 2017 from 1.96% for the quarter ended December 31, 2016 and 1.97% for the quarter ended March 31, 2016. The percentage of average loans receivable to total average interest earning assets has increased to 76.2% for the quarter ended March 31, 2017 from 75.3% for the linked-quarter ended December 31, 2016 and 73.3% for the quarter ended March 31, 2016.
Donald J. Hinson, Executive Vice President and Chief Financial Officer, commented, “We saw a nice increase in pre-incremental accretion net interest margin from the prior quarter as a result of increases in pre-incremental accretion loan yields and in yields on the investment portfolio. This was primarily due to a combination of new loans being originated at higher rates than previous quarters and the repricing of floating rate loans and investments to higher yields due to the upward trending rate environment. In addition, we continue to increase the percentage of loans to interest earning assets which improves overall yield on interest earning assets.”
The provision for loan losses was $867,000 for the quarter ended March 31, 2017 compared to $1.1 million for the quarter ended March 31, 2016 and $1.2 million for the linked-quarter ended December 31, 2016. The amount of provision for loan losses was necessary to increase the allowance for loan losses to an amount that management determined to be appropriate based on the use of a consistent methodology. The increase in the allowance for loan losses was necessary primarily as a result of loan growth.
Noninterest income increased $359,000, or 5.1%, to $7.3 million for the quarter ended March 31, 2017 compared to $7.0 million for the same period in 2016 and decreased $837,000, or 10.2%, from $8.2 million for the linked-quarter ended December 31, 2016. The increase from the same quarter in 2016 was due primarily to increases in service charges and other fees and gain on sale of loans partially offset by a decrease in gain on sale of investments. The decrease from the linked-quarter was due primarily to decreases in interest rate swap fees and gains on sale of loans and investments, partially offset by an increase in service charges and other fees.
Noninterest expense increased $854,000, or 3.2%, to $27.2 million for the quarter ended March 31, 2017 compared to $26.4 million for the same period in 2016 and increased $414,000, or 1.5%, from $26.8 million for the linked-quarter ended December 31, 2016. The increase from the same period in 2016 was primarily due to compensation and employee benefits expense, partially offset by lower expenses from other real estate owned, net. The increase from the linked-quarter ended December 31, 2016 was due primarily to increases in compensation and employee benefits and marketing expense. The ratio of noninterest expense to average assets (annualized) was 2.85% for the quarter ended March 31, 2017 compared to 2.91% for the same period in 2016 and 2.78% for the linked-quarter ended December 31, 2016.
Income tax expense was $3.1 million for the quarter ended March 31, 2017 compared to $3.2 million for the comparable quarter in 2016 and $3.4 million for the linked-quarter ended December 31, 2016. The effective tax rate was 24.9% for the quarter ended March 31, 2017 compared to 25.7% for the comparable quarter in 2016 and 25.4% for the linked-quarter ended December 31, 2016. The decrease in the effective tax rate from the prior periods was due primarily to the implementation of ASU 2016-09 whereby we recorded an excess tax benefit of $138,000 in our current quarter income tax provision expense.

Dividends
On April 25, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.13 per common share. The dividend is payable on May 24, 2017 to shareholders of record as of the close of business on May 10, 2017.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on April 26, 2017 at 10:00 a.m. Pacific time. To access the call, please dial (800) 230-1085 a few minutes prior to 10:00 a.m. Pacific time. The call will be available for replay through May 10, 2017, by dialing (800) 475-6701 -- access code 421543.

About Heritage Financial
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branching network of 63 banking offices in Washington and Oregon. Heritage Bank does business under the Central Valley Bank name in the Yakima and Kittitas counties of Washington and under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact:
Brian L. Vance, President & Chief Executive Officer, (360) 943-1500
Donald J. Hinson, Executive Vice President & Chief Financial Officer, (360) 943-1500

Non-GAAP Financial Measures
This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures in addition to results presented in accordance with GAAP. These measures include tangible common stockholders' equity, tangible book value per share and tangible common stockholders' equity to tangible assets. Tangible common stockholders' equity (tangible book value) excludes goodwill and other intangible assets. Tangible assets exclude goodwill and other intangible assets. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital reflected in the current quarter and year-to-date results and facilitate comparison of our performance with the performance of our peers. Where applicable, the Company has also presented comparable earnings information using GAAP financial measures. Reconciliations of the GAAP and non-GAAP financial measures are presented below.

	March 31, 2017	December 31, 2016
	(In thousands)
Stockholders' equity	$489,196	$481,763
Less: goodwill and other intangible assets	126,079	126,403
Tangible common stockholders' equity	$363,117	$355,360

Total assets	$3,885,613	$3,878,981
Less: goodwill and other intangible assets	126,079	126,403
Tangible assets	$3,759,534	$3,752,578

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in Heritage's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission-which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to the Company and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2017 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollar amounts in thousands; unaudited)

	March 31, 2017	December 31, 2016
Assets
Cash on hand and in banks	$74,659	$77,117
Interest earning deposits	29,713	26,628
Cash and cash equivalents	104,372	103,745
Investment securities available for sale	783,021	794,645
Loans held for sale	9,889	11,662
Loans receivable, net	2,663,704	2,640,749
Allowance for loan losses	(31,594)	(31,083)
Total loans receivable, net	2,632,110	2,609,666
Other real estate owned	786	754
Premises and equipment, net	61,062	63,911
Federal Home Loan Bank stock, at cost	7,317	7,564
Bank owned life insurance	70,741	70,355
Accrued interest receivable	11,237	10,925
Prepaid expenses and other assets	78,999	79,351
Other intangible assets, net	7,050	7,374
Goodwill	119,029	119,029
Total assets	$3,885,613	$3,878,981

Liabilities and Stockholders' Equity
Deposits	$3,243,415	$3,229,648
Federal Home Loan Bank advances	66,750	79,600
Junior subordinated debentures	19,790	19,717
Securities sold under agreement to repurchase	21,440	22,104
Accrued expenses and other liabilities	45,022	46,149
Total liabilities	3,396,417	3,397,218

Common stock	359,298	359,060
Retained earnings	131,031	125,309
Accumulated other comprehensive loss, net	(1,133)	(2,606)
Total stockholders' equity	489,196	481,763
Total liabilities and stockholders' equity	$3,885,613	$3,878,981

Common stock, shares outstanding	29,942,142	29,954,931

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollar amounts in thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Interest income:
Interest and fees on loans	$30,485	$30,552	$30,177
Taxable interest on investment securities	3,049	2,693	2,796
Nontaxable interest on investment securities	1,268	1,271	1,171
Interest and dividends on other interest earning assets	61	55	91
Total interest income	34,863	34,571	34,235
Interest expense:
Deposits	1,266	1,245	1,254
Junior subordinated debentures	238	233	210
Other borrowings	213	38	11
Total interest expense	1,717	1,516	1,475
Net interest income	33,146	33,055	32,760
Provision for loan losses	867	1,177	1,139
Net interest income after provision for loan losses	32,279	31,878	31,621
Noninterest income:
Service charges and other fees	4,213	3,892	3,356
Gain on sale of investment securities, net	—	209	560
Gain on sale of loans, net	1,195	1,588	729
Interest rate swap fees	133	749	136
Other income	1,808	1,748	2,209
Total noninterest income	7,349	8,186	6,990
Noninterest expense:
Compensation and employee benefits	16,024	15,753	15,121
Occupancy and equipment	3,810	3,890	3,836
Data processing	1,915	1,748	1,792
Marketing	807	581	728
Professional services	1,009	1,098	845
State and local taxes	549	585	607
Federal deposit insurance premium	300	304	492
Other real estate owned, net	31	4	411
Amortization of intangible assets	324	358	335
Other expense	2,454	2,488	2,202
Total noninterest expense	27,223	26,809	26,369
Income before income taxes	12,405	13,255	12,242
Income tax expense	3,089	3,362	3,151
Net income	$9,316	$9,893	$9,091

Basic earnings per common share	$0.31	$0.33	$0.30
Diluted earnings per common share	$0.31	$0.33	$0.30
Dividends declared per common share	$0.12	$0.37	$0.11

Average number of basic common shares outstanding	29,703,904	29,687,533	29,671,868
Average number of diluted common shares outstanding	29,752,989	29,702,569	29,686,113

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS
(Dollars in thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Performance Ratios:
Efficiency ratio	67.23%	65.01%	66.34%
Noninterest expense to average assets, annualized	2.85%	2.78%	2.91%
Return on average assets, annualized	0.97%	1.03%	1.00%
Return on average equity, annualized	7.78%	8.04%	7.67%
Return on average tangible common equity, annualized	10.51%	10.84%	10.48%
Net charge-offs on loans to average loans, net and loans held for sale, annualized	0.05%	0.05%	0.20%

	As of Period End
	March 31, 2017	December 31, 2016
Financial Measures:
Book value per common share	$16.34	$16.08
Tangible book value per common share	$12.13	$11.86
Stockholders' equity to total assets	12.6%	12.4%
Tangible common equity to tangible assets	9.7%	9.5%
Common equity Tier 1 capital to risk-weighted assets	11.6%	11.4%
Tier 1 leverage capital to average quarterly assets	10.3%	10.3%
Tier 1 capital to risk-weighted assets	12.2%	12.0%
Total capital to risk-weighted assets	13.2%	13.0%
Net loans to deposits ratio (1)	81.5%	81.2%
Deposits per branch	$51,483	$51,264
(1) Includes loans held for sale

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Allowance for Loan Losses:
Balance, beginning of period	$31,083	$30,211	$29,746
Provision for loan losses	867	1,177	1,139
Net recoveries (charge-offs):
Commercial business	70	37	(956)
One-to-four family residential	—	—	1
Real estate construction and land development	10	—	(70)
Consumer	(436)	(342)	(193)
Total net charge-offs	(356)	(305)	(1,218)
Balance, end of period	$31,594	$31,083	$29,667

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Other Real Estate Owned:
Balance, beginning of period	$754	$—	$2,019
Additions	32	754	652
Proceeds from dispositions	—	—	(543)
Gain on sales, net	—	—	10
Valuation adjustments	—	—	(312)
Balance, end of period	$786	$754	$1,826

	As of Period End
	March 31, 2017	December 31, 2016
Nonperforming Assets:
Nonaccrual loans by type:
Commercial business	$8,531	$8,580
One-to-four family residential	90	94
Real estate construction and land development	2,008	2,008
Consumer	248	227
Total nonaccrual loans(1)(2)	10,877	10,909
Other real estate owned	786	754
Nonperforming assets	$11,663	$11,663

Restructured performing loans(3)	$19,888	$22,288
Accruing loans past due 90 days or more	—	—
Potential problem loans(4)	82,825	87,762
Allowance for loan losses to:
Loans receivable, net	1.19%	1.18%
Nonperforming loans	290.47%	284.93%
Nonperforming loans to loans receivable, net	0.41%	0.41%
Nonperforming assets to total assets	0.30%	0.30%

(1)	At March 31, 2017 and December 31, 2016, $6.3 million and $6.9 million of nonaccrual loans were considered troubled debt restructured loans, respectively.

(2)	At March 31, 2017 and December 31, 2016, $1.7 million and $2.8 million of nonaccrual loans were guaranteed by government agencies, respectively.

(3)	At March 31, 2017 and December 31, 2016, $668,000 and $682,000 of performing troubled debt restructured loans were guaranteed by government agencies, respectively.

(4)
Potential problem loans are those loans that are currently accruing interest and are not considered impaired, but which are being monitored because the financial information of the borrower causes the Company concern as to their ability to comply with their loan repayment terms. At March 31, 2017 and December 31, 2016, $1.4 million and $1.1 million of potential problem loans were guaranteed by government agencies, respectively.

	As of Period End
	March 31, 2017		December 31, 2016		March 31, 2016
	Balance	% of Total	Balance	% of Total	Balance	% of Total
Loan Composition
Commercial business:
Commercial and industrial	$636,286	23.9%	$637,773	24.2%	$592,308	24.1%
Owner-occupied commercial real estate	569,316	21.4	558,035	21.1%	574,293	23.3%
Non-owner occupied commercial real estate	874,218	32.8	880,880	33.4	786,682	32.0
Total commercial business	2,079,820	78.1	2,076,688	78.7	1,953,283	79.4
One-to-four family residential	78,509	2.9	77,391	2.9	72,806	3.0
Real estate construction and land development:
One-to-four family residential	52,134	2.0	50,414	1.9	47,296	1.9
Five or more family residential and commercial properties	125,784	4.7	108,764	4.1	71,998	2.9
Total real estate construction and land development	177,918	6.7	159,178	6.0	119,294	4.8
Consumer	324,767	12.2	325,140	12.3	312,459	12.7
Gross loans receivable	2,661,014	99.9	2,638,397	99.9	2,457,842	99.9
Deferred loan costs, net	2,690	0.1	2,352	0.1	1,306	0.1
Loans receivable, net	$2,663,704	100.0%	$2,640,749	100.0%	$2,459,148	100.0%

	As of Period End
	March 31, 2017		December 31, 2016		March 31, 2016
	Balance	% of Total	Balance	% of Total	Balance	% of Total
Deposit Composition
Noninterest bearing demand deposits	$880,998	27.2%	$882,091	27.3%	$794,516	25.4%
NOW accounts	989,693	30.5	963,821	29.8	944,105	30.2
Money market accounts	519,491	16.0	523,875	16.2	519,052	16.5
Savings accounts	509,126	15.7	502,460	15.6	465,416	14.9
Total non-maturity deposits	2,899,308	89.4	2,872,247	88.9	2,723,089	87.0
Certificates of deposit	344,107	10.6	357,401	11.1	407,840	13.0
Total deposits	$3,243,415	100.0%	$3,229,648	100.0%	$3,130,929	100.0%

	Three Months Ended
	March 31, 2017			December 31, 2016			March 31, 2016
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Total loans receivable, net (2) (3)	$2,631,816	$30,485	4.70%	$2,572,747	$30,552	4.72%	$2,391,749	$30,177	5.07%
Taxable securities	567,318	3,049	2.18	576,663	2,693	1.86	592,715	2,796	1.90
Nontaxable securities (3)	222,266	1,268	2.31	226,681	1,271	2.23	217,106	1,171	2.17
Other interest earning assets	31,721	61	0.78	36,381	55	0.60	60,831	91	0.60
Total interest earning assets	3,453,121	34,863	4.09	3,412,472	34,571	4.03	3,262,401	34,235	4.22
Noninterest earning assets	426,777			422,916			379,385
Total assets	$3,879,898			3,835,388			$3,641,786
Interest Bearing Liabilities:
Certificates of deposit	$351,300	$416	0.48%	$362,123	$440	0.48%	$413,110	$524	0.51%
Savings accounts	506,159	264	0.21	505,499	216	0.17	462,345	161	0.14
Interest bearing demand and money market accounts	1,483,168	586	0.16	1,484,448	589	0.16	1,442,244	569	0.16
Total interest bearing deposits	2,340,627	1,266	0.22	2,352,070	1,245	0.21	2,317,699	1,254	0.22
Junior subordinated debentures	19,750	238	4.89	19,679	233	4.71	19,450	210	4.34
Securities sold under agreement to repurchase	19,019	10	0.21	21,467	11	0.20	22,086	11	0.21
Federal Home Loan Bank advances and other borrowings	101,130	203	0.81	18,532	27	0.58	—	—	—
Total interest bearing liabilities	2,480,526	1,717	0.28	2,411,748	1,516	0.25	2,359,235	1,475	0.25
Demand and other noninterest bearing deposits	866,469			886,108			776,786
Other noninterest bearing liabilities	47,213			48,030			29,252
Stockholders’ equity	485,690			489,502			476,513
Total liabilities and stockholders’ equity	$3,879,898			$3,835,388			$3,641,786
Net interest income		$33,146			$33,055			$32,760
Net interest spread			3.81%			3.78%			3.97%
Net interest margin			3.89%			3.85%			4.04%
(1)    Annualized

(2)	The average loan balances presented in the table are net of allowances for loan losses. Nonaccrual loans have been included in the table as loans carrying a zero yield.
(3)     Yields on tax-exempt securities and loans have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS
(Dollars in thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Earnings:
Net interest income	$33,146	$33,055	$33,606	$33,085	$32,760
Provision for loan losses	867	1,177	1,495	1,120	1,139
Noninterest income	7,349	8,186	9,867	6,576	6,990
Noninterest expense	27,223	26,809	26,818	26,477	26,369
Net income	9,316	9,893	11,039	8,895	9,091
Basic earnings per common share	$0.31	$0.33	$0.37	$0.30	$0.30
Diluted earnings per common share	$0.31	$0.33	$0.37	$0.30	$0.30
Average Balances:
Total loans receivable, net	$2,631,816	$2,572,747	$2,526,150	$2,466,963	$2,391,749
Investment securities	789,584	803,344	814,743	818,446	809,821
Total interest earning assets	3,453,121	3,412,472	3,383,827	3,325,184	3,262,401
Total assets	3,879,898	3,835,388	3,792,461	3,711,004	3,641,786
Total interest bearing deposits	2,340,627	2,352,070	2,366,150	2,315,481	2,317,699
Demand and other noninterest bearing deposits	866,469	886,108	844,468	811,508	776,786
Stockholders' equity	485,690	489,502	493,384	483,987	476,513
Financial Ratios:
Return on average assets, annualized	0.97%	1.03%	1.16%	0.96%	1.00%
Return on average equity, annualized	7.78%	8.04%	8.90%	7.39%	7.67%
Return on average tangible common equity, annualized	10.51%	10.84%	11.99%	10.03%	10.48%
Efficiency ratio	67.23%	65.01%	61.69%	66.76%	66.34%
Noninterest expense to average total assets, annualized	2.85%	2.78%	2.81%	2.87%	2.91%
Net interest margin	3.89%	3.85%	3.95%	4.00%	4.04%
Net interest spread	3.81%	3.78%	3.88%	3.93%	3.97%

	As of Period End
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Select Balance Sheet:
Total assets	$3,885,613	$3,878,981	$3,846,376	$3,756,876	$3,678,032
Total loans receivable, net	2,632,110	2,609,666	2,548,766	2,496,175	2,429,481
Investment securities	783,021	794,645	819,159	815,920	822,171
Deposits	3,243,415	3,229,648	3,242,421	3,158,906	3,130,929
Noninterest bearing demand deposits	880,998	882,091	865,930	820,371	794,516
Stockholders' equity	489,196	481,763	496,012	490,058	480,181
Financial Measures:
Book value per common share	$16.34	$16.08	$16.56	$16.34	$16.02
Tangible book value per common share	$12.13	$11.86	$12.33	$12.10	$11.77
Stockholders' equity to assets	12.6%	12.4%	12.9%	13.0%	13.1%
Tangible common equity to tangible assets	9.7	9.5	9.9	10.0	9.9
Net loans to deposits	81.5	81.2	78.9	79.2	77.8
Credit Quality Metrics:
Allowance for loan losses to:
Loans receivable, net	1.19%	1.18%	1.17%	1.13%	1.21%
Nonperforming loans	290.47	284.93	261.79	205.05	240.14
Nonperforming loans to loans receivable, net	0.41	0.41	0.45	0.55	0.50
Nonperforming assets to total assets	0.30	0.30	0.30	0.41	0.39
Net charge-offs on loans to average loans receivable, net	0.05%	0.05%	(0.05)%	0.38%	0.20%
Other Metrics:
Number of banking offices	63	63	63	63	63
Average number of full-time equivalent employees	761	753	738	743	738
Deposits per branch	$51,483	$51,264	$51,467	$50,141	$49,697
Average assets per full-time equivalent employee	5,095	5,094	5,141	4,993	4,934